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                                                                     EXHIBIT 5.1

                                 MCGUIRE WOODS
                              BATTLE & BOOTHE LLP

                               One James Center
                             901 East Cary Street
                         Richmond, Virginia 23219-4030


                                April 20, 1998


Dominion Resources, Inc.
901 E. Byrd Street
Richmond, VA 23219

                           DOMINION RESOURCES, INC.
                      DOMINION RESOURCES CAPITAL TRUST I
                      REGISTRATION STATEMENT ON FORM S-4
                              FILE NO. 333-_____
                        (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

     We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the "Corporation") and Sponsor of Dominion Resources Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to
(i) the proposed issuance by the Trust of $250,000,000 aggregate Liquidation Amount of the Trust's 7.83% Capital Securities (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $250,000,000 aggregate Liquidation Amount of the Trust's outstanding 7.83% Capital Securities (the "Old Capital Securities"), (ii) the proposed issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Corporation's 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (the "Old Junior Subordinated Debentures"), and (iii) the Corporation's guarantee of the New Capital Securities and undertakings in respect of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Corporation's guarantee of the Old Capital Securities and undertakings in respect of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Trust Agreement for the Trust, dated December 8, 1997 (the "Amended Trust Agreement"), among the Corporation, as Sponsor, The Chase Manhattan Bank, as property trustee, The Chase Manhattan Bank
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Dominion Resources, Inc.
April 20, 1998
Page 2

Delaware, as Delaware trustee, and the Administrative Trustees named therein, while the New Junior Subordinated Debentures will be issued under an Indenture, dated as of December 1, 1997 (the "Indenture") between the Corporation and The Chase Manhattan Bank, as debenture trustee.

     We have examined such documents and records as we deemed appropriate, including the following:

          (i) Copy of the Amended Articles of Organization of the Corporation, certified by the Secretary of State of the State of Virginia.

          (ii) Copy of the By-Laws of the Corporation, as amended, certified by an Assistant Secretary of the Corporation to be a true and complete copy.

          (iii) Copy, certified by an Assistant Secretary of the Corporation to be a true copy, of the resolutions adopted by the Board of Directors of the Corporation on October 17, 1997 and the Action of an Executive Committee, dated December 3, 1997 authorizing the filing of the Registration Statement and the exchange of the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee under the circumstances referred to above.

          (iv)   Executed counterparts of the Amended Trust Agreement.

          (v) Executed counterparts of the Agreement as to Expenses and Liabilities, dated as of December 8, 1997 between the Company and the Trust.

          (vi)   Executed counterparts of the Indenture.

          (vii)  Form of the new Guarantee Agreement.

          (viii) Executed counterparts of the Registration Rights Agreements, each dated as of December 8, 1997 (the "Registration Rights Agreements"), among the Trust, the Corporation and the Initial Purchasers named therein.

     We have assumed that the form of the New Capital Security and the New Junior Subordinated Debenture will be as set forth in the Amended Trust Agreement and the Indenture,respectively, and will be the same as the forms of the Old Capital Security and the Old Junior Subordinated Debenture, except as set forth in the Registration Statement.
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Dominion Resources, Inc.
April 20, 1998
Page 3

     In addition, as to questions of fact material to our opinion, we have relied upon certificates and representations of officers of the Corporation, the Administrative Trustees of the Trust and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of the documents, instruments and agreements referred to in the first two paragraphs of this opinion, we have assumed that all parties signing the same had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, instruments and agreements and, except in the case of the Corporation or the Trust, the validity and binding effect thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation and, when established, executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreements, the New Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     (2) The New Guarantee has been duly authorized by all requisite corporate action of the Corporation and, when executed and delivered to The Chase Manhattan Bank, as guarantee trustee, as contemplated in the Registration Rights Agreements, the New Guarantee will constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally
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Dominion Resources, Inc.
April 20, 1998
Page 4

or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  McGuire, Woods,
                                                  Battle & Boothe LLP